LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS
FOR MICHAEL RICCIAREELLI
Senior Vice President of Marketing
KNOW ALL MEN BY THESE PRESENTS, that I,
MICHAEL RICCIAREELLI, hereby make,
constitute and appoint each of Robert J.
DeFranco, Edward J. DiMaria, David C.
Scileppi, Esq. of Gunster, Yoakley &
Stewart, P.A. and Marybeth Bosko, Esq. of
Gunster, Yoakley & Stewart, P.A., acting
jointly and individually, as my true and
lawful attorneys-in-fact, with full power
and authority as hereinafter described on
behalf of and in my name, place and stead
to:(1)	prepare, execute, acknowledge,
deliver and file Forms 3, 4, and 5
(including any amendments thereto) with
respect to the securities of Bankrate, Inc.,
a Florida corporation (the "Company"), with
the United States Securities and Exchange
Commission, any applicable national
securities exchange, trading associations,
over the counter trading market, or similar
entity as considered necessary or advisable
under Section 16 of the Securities Exchange
Act of 1934, as amended, and the rules and
regulations promulgated thereunder (the
"Exchange Act");(2)	seek or obtain, as my
representative and on my behalf, information
on transactions in the Company's securities
from any third party, including brokers,
employee benefit plan administrators and
trustees, and I hereby authorize any such
person to release any such information to me
and approve and ratify any such release of
information; and(3)	perform any and all
other acts which in the discretion of such
attorney-in-fact are necessary or desirable
for and on my behalf in connection with the
foregoing.
I acknowledge that:
(1)  this Power of Attorney authorizes, but
does not require, each such attorney-in-fact
to act in his discretion on information
provided to such attorney-in-fact without
independent verification of such
information;
(2) any documents prepared and/or executed
by either such attorney-in-fact on my behalf
pursuant to this Power of Attorney will be
in such form and will contain such
information and disclosure as such attorney-
in-fact, in his discretion, deems necessary
or desirable;
(3) neither the Company nor either of such
attorneys-in-fact assumes (i) any liability
for my responsibility to comply with the
requirement of the Exchange Act, (ii) any of
my liability for any failure to comply with
such requirements, or (iii) any of my
obligation or liability for profit
disgorgement under Section 16(b) of the
Exchange Act; and
(4)  this Power of Attorney does not relieve
me from responsibility for compliance with
my obligations under the Exchange Act,
including without limitation the reporting
requirements under Section 16 of the
Exchange Act.
I hereby give and grant each of the
attorneys-in-fact full power and authority
to do and perform all and every act and
thing whatsoever requisite, necessary or
appropriate to be done in and about the
foregoing matters as fully to all intents
and purposes as I might or could do if
present, hereby ratifying all that each such
attorney-in-fact of, for and on behalf of
the undersigned, shall lawfully do or cause
to be done by virtue of this Limited Power
of Attorney.
The attorneys-in-fact will not be liable for
any acts or decisions made by such
attorneys-in-fact in good faith and under
the terms of this Limited Power of Attorney.
Any photocopy of this Limited Power of
Attorney shall have the same force and
effect as the original.
This Power of Attorney shall remain in full
force and effect until revoked by me in a
signed writing delivered to each such
attorney-in-fact.
IN WITNESS WHEREOF, I have caused this Power
of Attorney to be executed as of this 4TH
day of May, 2007.
/s/ MICHAEL RICCIAREELLI